Exhibit 3.12

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 01:00 PM 07/12/2001 010336179 - 3413718

CERTIFICATE OF INCORPORATION

OF

CYTYC INTERIM, INC.

* * * * * *

FIRST. The name of the corporation is Cytyc Interim, Inc. (the “Corporation”).

SECOND. The address of the registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, New Castle County, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

THIRD. The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

FOURTH. The total number of shares of stock which the Corporation shall have authority to issue is 3,000 shares of Common Stock with a par value of One Cent ($.01) per share.

FIFTH. The Corporation is to have perpetual existence.

SIXTH. The following provisions are included for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its Board of Directors and stockholders:

A. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors of the Corporation.

B. The Board of Directors of the Corporation is expressly authorized to adopt, amend or repeal the By-Laws of the Corporation.

C. Elections of directors need not be by written ballot unless the By-Laws of the Corporation shall so provide.

D. The books of the Corporation may be kept at such place within or without the State of Delaware as the By-Laws of the Corporation may provide or as may be designated from time to time by the Board of Directors of the Corporation.

SEVENTH. The Corporation eliminates the personal liability of each member of its Board of Directors to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director notwithstanding any provision of law imposing such liability, provided, however, that, to the extent provided by applicable law, the foregoing shall not eliminate the liability of a director (i) for any breach of such director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of Title 8 of the General Corporation Law of the State of Delaware or (iv) for any transaction from which such director derived an improper personal benefit. No amendment to or repeal of this provision shall apply to or have any effect on the liability or alleged liability of any director for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

EIGHTH. The Corporation reserves the right to amend or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon a stockholder herein are granted subject to this reservation.

NINTH. The name and mailing address of the sole incorporator is as follows:

Name	Mailing Address
Andrew W. Kurzon	Testa, Hurwitz & Thibeault, LLP 125 High Street Boston, MA 02110

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I, THE UNDERSIGNED, being the sole incorporator hereinabove named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 12th day of July, 2001.

/s/ Andrew W. Kurzon
Andrew W. Kurzon Sole Incorporator

State of Delaware Secretary of State Division of Corporations Delivered 02:58 PM 04/03/2009 FILED 02:42 PM 04/03/2009 SRV 090333520 - 3413718 FILE

CERTIFICATE OF CHANGE OF LOCATION OF REGISTERED OFFICE

AND OF REGISTERED AGENT

OF

CYTYC INTERIM, INC.

It is hereby certified that:

1. The name of the corporation (hereinafter called the “corporation”) is:

CYTYC INTERIM, INC.

2. The registered office of the corporation within the State of Delaware is hereby changed to 2711 Centerville Road, Suite 400, City of Wilmington 19808, County of New Castle.

3. The registered agent of the corporation within the State of Delaware is hereby changed to Corporation Service Company, the business office of which is identical with the registered office of the corporation as hereby changed.

4. The corporation has authorized the changes hereinbefore set forth by resolution of its Board of Directors.

Signed on March 30, 2009

/s/ Glenn P. Muir
Name: Glenn P. Muir Title: V.P.